Exhibit 99.2

Inhibikase Therapeutics Announces Publication Demonstrating Potential for c-Abl as a Key Therapeutic Target in Parkinson’s Disease and Related Disorders

- Animal model studies highlight potential of the c-Abl inhibitor IkT-148009 to modify the course of

Parkinson’s Disease and Suppress Protein Pathology -

BOSTON and ATLANTA, January 25, 2023 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of Parkinson’s disease, Parkinson’s-related disorders and other diseases of the Abelson Tyrosine Kinases, today announced the publication of studies describing the potential of IkT-148009 as a disease-modifying therapy for Parkinson’s disease and related disorders.    The publication entitled “The c-Abl inhibitor IkT-148009 suppresses neurodegeneration in mouse models of heritable and sporadic Parkinson’s disease” was published online in the journal Science Translational Medicine on January 18, 2023 (DOI: 10.1126/scitranslmed.abp9352)

“Understanding the mechanisms underlying the initiation and progression of Parkinson’s disease (PD) inside and outside of the brain has remained a significant challenge to the development of disease-modifying therapeutics in PD,” stated Milton H. Werner, Ph.D., President and Chief Executive Officer of Inhibikase Therapeutics. “In published work by our collaborators1, genetic deletion of c-Abl blocked neurodegeneration in animals that exhibited alpha-synuclein aggregates or ‘plaques’, suggesting the essential role of c-Abl in the disease process. In this publication, we highlighted the neurodegenerative functional screen that led to the identification of IkT-148009. The publication also highlights data from once daily oral administration of IkT-148009 in multiple animal models that mimicked the rate of disease progression found in human PD. Results from these studies demonstrated the ability of IkT-148009 to halt disease progression, drive functional recovery, and protect neurons in the brain from degradation. The exposures to IkT-148009 used in these model studies are consistent with the exposures to IkT-148009 at a 50 mg oral dose in PD patients, one of the doses that is being evaluated in our Phase 2a ‘201’ clinical trial in untreated Parkinson’s patients. Remarkably, therapeutic benefit in these models was accompanied by substantial reduction of alpha-synuclein pathology in the brain, a long-sought goal of Parkinson’s treatment. We believe that these data demonstrate the potential of IkT-14809 as a disease modifying therapy and support the continued clinical development of IkT-148009.”

Key highlights included:

•	Demonstration of enzyme selectivity within the c-Abl family for IkT-148009

•	Implementation of a functional neurodegenerative screen enabling identification of IkT-148009 as a potential therapeutic to suppress c-Abl activation in the brain

•	Demonstration that IkT-148009 is therapeutically active as a disease-modifying treatment in animal models of PD at the same doses being evaluated in the 201 trial

•	Provides clarity on how misfolded protein aggregates initiate and progress neurodegenerative diseases

•	Correlates removal of protein aggregates following c-Abl inhibition by IkT-148009 with functional recovery in multiple models of human disease, a long sought goal of treatment

[1]	(Brahmachari et al. Brain. 2019. PMID: 31237944)

Inhibikase Therapeutics, Inc.		Page 1 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline focuses on neurodegeneration and its lead program IkT-148009, an Abelson Tyrosine Kinase (c-Abl) inhibitor, targets the treatment of Parkinson’s disease inside and outside the brain as well as other diseases that arise from Ableson Tyrosine Kinases. Its multi-therapeutic pipeline is pursuing Parkinson’s-related disorders of the brain and GI tract, orphan indications related to Parkinson’s disease such as Multiple System Atrophy, and drug delivery technologies for kinase inhibitors such as IkT-001Pro, a prodrug of the anticancer agent imatinib mesylate that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified a number of follow-on compounds to IkT-148009 to be potentially applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with offices in Boston, Massachusetts.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements, including that results in animal studies may not be replicated in humans. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors that are delineated in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, Ph.D.

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

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Inhibikase Therapeutics, Inc.		Page 2 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com